UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 23, 2010

LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)
Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
457 Broadway, Lorain, Ohio	44052-1769
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Restricted Stock

On February 23, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of LNB Bancorp, Inc. (the “Company”) approved a form of restricted stock agreement (the “Form of Restricted Stock Agreement”) that may be used to govern grants of long-term restricted stock under the Company’s 2006 Stock Incentive Plan.  The Form of Restricted Stock Agreement is intended to meet the requirements of the long-term restricted stock exception in the U.S. Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance.  Under the Form of Restricted Stock Agreement, shares granted thereunder generally vest in two equal installments on the second and third anniversaries of the date of grant, or upon the earlier death or disability of the recipient or a qualified change of control of the Company.  The shares granted thereunder also would not be transferable except as permitted under the Interim Final Rule.  The foregoing summary of the terms of the Form of Restricted Stock Agreement is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Also on February 23, 2010, the Committee granted awards of long-term restricted stock of the Company under the Company’s 2006 Stock Incentive Plan using the Form of Restricted Stock Agreement.  The Committee granted shares of long-term restricted stock to certain of the Company’s executive officers, including the Company’s named executive officers.  Daniel E. Klimas, the Company’s Chief Executive Officer, was granted 25,000 shares of long-term restricted stock.  Gary J. Elek, the Company’s Chief Financial Officer, was granted 10,000 shares of long-term restricted stock. David S. Harnett, Frank A. Soltis, and Kevin W. Nelson, each a Senior Vice President of the Company, were each granted 7,500 shares of long-term restricted stock.

Retirement of Directors

On February 23, 2010, Daniel P. Batista and James F. Kidd each informed the Board of Directors of the Company that they would retire as directors of the Company and therefore will not be standing for re-election to the Board of Directors of the Company at the 2010 Annual Meeting of Shareholders. Each of Mr. Batista and Mr. Kidd will continue to serve as directors of the Company until the expiration of their terms at the 2010 Annual Meeting.  The Board of Directors of the Company expresses its sincere appreciation for their years of service.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement under the LNB Bancorp, Inc. 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date:	February 25, 2010	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement under the LNB Bancorp, Inc. 2006 Stock Incentive Plan.